UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2005

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)
(408) 586-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     Adoption of Executive Performance Incentive Plans
     On November 3, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Foundry Networks, Inc. (the “Company”), after considering a competitive market summary of total compensation for its executive officers, approved the terms of the Company’s fiscal 2005 and 2006 Executive Performance Incentive Plans (the “2005 Incentive Plan” and the “2006 Incentive Plan,” respectively, and together the “Incentive Plans”).
     The Incentive Plans are similar to those of prior years and provide for the payment of cash bonuses based upon the Company’s revenue, gross margin, operating income and certain management objectives. The amount of the total target bonus for each eligible executive officer (“Executive”) varies based upon the Executive’s position and base salary. Under each of the Incentive Plans, the bonuses are structured as follows: (i) twenty five percent (25%) of the Executive’s total target bonuses are based upon the Company’s revenues, (ii) twenty five percent (25%) of the Executive’s total target bonuses are based upon the Company’s gross margins, (iii) twenty five percent (25%) of the Executive’s total target bonuses are based upon the Company’s operating income, and (iv) twenty five percent (25%) of the Executive’s total target bonuses are based upon the achievement of individual management objectives aligned with the Company’s strategic goals. The 2005 Incentive Plan will be calculated on results in the second half of fiscal year 2005. The 2006 Incentive Plan will be calculated on the results of the full fiscal year 2006. The first half of fiscal year 2005 was subject to a similar incentive plan which was not subject to the current reporting requirements. No Executive qualified for incentive compensation based on the first half of fiscal 2005. The Company’s total revenues must exceed 95% of its internally budgeted amounts for the periods covered by the Incentive Plans (subject to exclusions of non-recurring charges) for any bonuses to be paid under (i), (ii) or (iii) above. The actual bonuses awarded in each category may exceed the total target bonuses by up to 50% for exceeding the performance measures for that category, with the actual amounts awarded in excess of the total target bonuses depending on the degree to which the performance measure is exceeded.
     The target bonuses that may be paid to each Named Executive Officer under the Incentive Plans are as follows (subject to adjustment as described above):

	2005 Incentive Plan	2006 Incentive Plan
	As Percentage	As Percentage
	of Fiscal 2005	of Fiscal 2006
	Base Salary*	Base Salary
Bobby R. Johnson, Jr., Chief Executive Officer and President	50%	50%
Timothy D. Heffner, Vice President, Finance and Administration, and Chief Financial Officer	30%	30%
Ken K. Cheng, Vice President and General Manager, Layer 2-3	30%	30%
Paul L. Twombly, Vice President, Customer Support	30%	30%

*	Bonuses (if any) will be paid based upon results from and base salary paid in the second half of fiscal year 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: November 9, 2005	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

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